UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

optionsXpress Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-3300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 30, 2011, optionsXpress Holdings, Inc., a Delaware corporation (“optionsXpress”), held a special meeting of stockholders to consider (1) a proposal to approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated March 18, 2011, by and among optionsXpress, The Charles Schwab Corporation, a Delaware corporation (“Schwab”), and Neon Acquisition Corp., a Delaware corporation and wholly-owned direct subsidiary of Schwab, and the merger contemplated by the Merger Agreement, as it may be amended from time to time and (2) a proposal to approve the adjournment of the special meeting of stockholders, if necessary. The proposals are described in detail in the proxy statement/prospectus filed by optionsXpress with the Securities and Exchange Commission on July 27, 2011.

Stockholders of optionsXpress approved both matters. The final voting results for each proposal are set forth below.

Proposal 1:  Approval and Adoption of the Merger Agreement

Votes	Votes
For	Against	Abstentions
46,965,572	117,472	3,935

Proposal 2:  Adjournment of the Special Meeting

Votes	Votes
For	Against	Abstentions
45,122,660	1,913,618	50,701

The special meeting of stockholders was not adjourned to a later date.

The merger is currently expected to be effective on September 1, 2011, subject to the satisfaction of closing conditions contained in the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIONSXPRESS HOLDINGS, INC.

/s/ Adam J. DeWitt

Date: August 30, 2011	Name: Title:	Adam J. DeWitt Chief Financial Officer